Exhibit 10.87

Schedule 1
Moriah Collateral

All now owned and hereafter acquired property (including, without limitation, real property) and assets of Borrower and the Proceeds and products thereof (which property, assets together with all other collateral security for the Obligations now or hereafter granted to or otherwise acquired by Lender, are referred to herein collectively as the "Collateral"), including, without limitation, all property of Borrower now or hereafter held or possessed by Lender and including the following (capitalized terms used but not defined herein have the meanings given to them in the Moriah Loan Agreement):

(a) All now owned and hereafter acquired: Accounts; contract rights; chattel paper (including, but not limited to, rentals and other amounts payable under leases of equipment to customers pursuant to which Borrower is the lessor or assignee of any lessor); general intangibles (including, but not limited to, tax and duty refunds, patents, patent applications, trademarks, trademark applications, tradenames and tradestyles, copyrights, copyright applications, trade rights (whether or not registered), discoveries, improvements, processes, know-how, formulas, trade secrets, service marks, other rights in intellectual property (whether patentable or not), goodwill, customer and mailing lists, life insurance policies, licenses (whether as licensor or licensee), franchises and permits); documents (including, without limitation, all warehouse receipts); instruments; all guaranties, letters of credit, steamship guaranties, airway releases or other similar guaranties, agreements or property securing or relating to any of the items referred to above (including, but not limited to, purchase money security interests granted by Account Debtors in connection with installment sales); all cash monies, investment properties, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender;

(b) Inventory;

(c) Equipment and fixtures;

(d) All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any real or other personal property in or upon which Lender has or may hereafter have a security interest, Lien or right of setoff;

(e) All of Borrower's existing and future leasehold interests in premises or facilities leased from third parties by Borrower;

(f) All present and future books and records relating to any of the above including, without limitation, all present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to any of the foregoing maintained with or by any other Person); and

(g) Any and all products and Proceeds of the foregoing in any form including, without limitation, all insurance claims, warranty claims and proceeds and claims against third parties for loss or destruction of or damage to any or the foregoing.

Schedule 2
Notes Collateral

The Notes Collateral includes each of the following, whether now existing or hereafter arising:

(1) all Accounts of eMagin Corporation, a Delaware Corporation, (the "Borrower") and, if the Collateral Agent exercises its rights under Section 3(b) of the Pledge and Security Agreement, dated as of July 21, 2006, by the Borrower, to Alexandra Global Master Fund Ltd., as Collateral Agent (the "Note Pledge Agreement"), the Lockbox and each and every General Intangible relating thereto;

(2) all Inventory of the Borrower;

(3) all Equipment of the Borrower;

(4) all Proprietary Information owned or licensed by the Borrower, whether existing on the date hereof or developed or acquired hereafter;

(5) all of the Borrower's right, title and interest in and to all Contracts, Documents, Chattel Paper, Instruments, Investment Property and General Intangibles, whether existing on the date hereof or hereafter arising;

(6) all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of the Collateral, including, without limitation in respect of the cash or other property held in the Lockbox or the Collateral Account;

(7) all Patents, Patent Licenses, Trademarks and Trademark Licenses;

(8) all insurance policies to the extent they relate to items (1) through (7) above;

(9) all books, ledgers, books of account, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, or referring to any of the foregoing; and

(10) to the extent not otherwise included, all Proceeds, products, rents, issues, profits and returns of and from any and all of the foregoing, which Proceeds may be in the form of Accounts, Chattel Paper, Inventory or otherwise; all as provided in the Note Pledge Agreement. Capitalized terms used herein but not defined herein shall have the meanings provided for such terms in the Note Pledge Agreement.

Schedule 7(B)

NONE